UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 20, 2006
                                                        (December 19, 2006)

                               ANTS SOFTWARE INC.
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             (Exact name of Registrant as specified in its charter)

       Delaware                         000-16299               13-3054685
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(State or other jurisdiction            (Commission          (I.R.S. Employer
    of incorporation)                   File Number)        Identification No.)

     700 Airport Blvd. Suite 300, Burlingame, CA                   94010
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      (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code: (650) 931-0500


                                       N/A
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          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         The Company has entered into agreements with accredited investors to purchase 220 units, at a per unit purchase price of $50,000 for an aggregate investment of $11 million. Each unit is comprised of (i) 14,285 shares of common stock of the Company (valued at a per share price of $1.75), and (ii) a convertible promissory note in initial face value of $25,000. Pursuant to the agreements, the Company will issue (i) an aggregate of 3,142,700 shares of common stock of the Company, and (ii) convertible promissory notes in the aggregate initial principal face amount of $5,500,000. The Company has received $1 million in proceeds, expects to receive another $1 million in proceeds within the next seven days, and expects to receive the remaining $9 million in proceeds during January, 2007.

         The convertible promissory notes bear interest at the rate of 10% per annum, simple interest, mature 24 months from the date of issuance, and are convertible into shares of the Company's common stock, at the election of the holder, at a per share price of $2.00. The promissory notes are prepayable without penalty upon 30 days notice. The promissory notes are convertible at the election of the Company upon a certain event and, in the event of conversion at the election of the Company, the Company has agreed to register the shares of stock issuable upon such conversion.

         In connection with this private placement the Company will pay $400,000 in cash commissions and will issue 103,800 shares of common stock of the Company to a placement agent. Additionally, in the event the promissory notes are converted into shares of common stock of the Company, the Company will issue an additional 90,800 shares of common stock to the placement agent.

         The proceeds of the private placement are being used for general working capital purposes. The sales of these securities were made in reliance upon Rule 506 and Section 4(2) of the Securities Act of 1933, as amended (the "Act") and such securities have not been registered and will not be registered under the Act.

         This current report is neither an offer to sell, nor a solicitation of offers to purchase, securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ANTs software inc.



Date:  December 20, 2006           By:  /s/    Kenneth Ruotolo
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                                        Kenneth Ruotolo, Chief Financial Officer